Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 3, 2007, among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.            The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 144A (“Rule 144A”) of the Securities Act of 1933, as amended (the “1933 Act”), by Section 4(2) of the 1933 Act and/or Rule 506 of Regulation D (“Regulation D”) and as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act;

B.            The Company has authorized 8% subordinated convertible notes of the Company in the form attached hereto as Exhibit A (together with any subordinated convertible notes issued in replacement thereof in accordance with the terms thereof, the “Notes”), which Notes shall be convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) (as converted, the “Conversion Shares”), in accordance with the terms of the Notes;

C.            The Company has authorized warrants in the form attached hereto as Exhibit B (together with all warrants issued to the placement agents in connection with the transactions contemplated by this Agreement, the “Warrants”), which Warrants shall be exercisable for shares of Common Stock (as exercised, the “Warrant Shares”), in accordance with the terms of the Warrants;

D.            Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (in each case, the “Investment Amount”);

E.             Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

F.             The Notes, the Conversion Shares, the Warrants, and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)           Purchase of Notes and Warrants.

(i)            Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes and the Warrants, as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”). The aggregate principal amount of Notes to be sold at the Closing pursuant to this Agreement shall not be less than Fifteen Million Dollars ($15,000,000) and shall not be more than Thirty Million Dollars ($30,000,000).

(ii)           Closing. The Closing shall occur on the Closing Date at the offices of Foley & Lardner LLP, 100 North Tampa St., Suite 2700, Tampa, Florida 33602.

(iii)          Purchase Price. The purchase price for each Buyer (the “Purchase Price”) of the Notes and Warrants to be purchased by each such Buyer at the Closing shall be equal to $1.00 for each $1.00 of principal amount of Notes being purchased by such Buyer at the Closing.

(b)           Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York, NY Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

(c)           Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer the Notes and Warrants which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)           No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and Warrants and (ii) upon conversion of the Notes and exercise of the Warrants will acquire the Conversion Shares and the Warrant Shares issuable upon conversion of the Notes and the exercise of the Warrants, as the case may be, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the 1933 Act and applicable state securities laws. Such Buyer presently does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(b)           Qualified Institutional Buyer; Accredited Investor Status. Such Buyer is a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act (a “QIB”) and/or such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Transfer or Resale. In connection with such Buyer’s subsequent offers to sell, such Buyer (i) will offer the Notes and Warrants for resale only upon the terms and conditions set forth in this Agreement (the “Exempt Resales”), and (ii) will solicit offers to buy the Notes and Warrants only from, and will offer and sell the Notes only to, (A) persons reasonably believed by such Buyer to be QIBs or (B) persons reasonably believed by such Buyer to be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) or (C) persons reasonably believed by such Buyer to be non-U.S. persons referred to in Regulation S under the 1933 Act (“Non-U.S. Persons”), and in connection with each such sale, it will take reasonable steps to ensure that the purchaser of such Notes and Warrants is aware that such sale is being made in reliance on Rule 144A, Regulation D or Regulation S, as applicable.

(d)           General Solicitation. No form of general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act or, with respect to Notes and Warrants to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Buyer or any of its representatives in connection with the offer and sale of any of the Notes and Warrants.

(e)           Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(f)            Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what such Buyer and its advisors, if any, believe to be satisfactory answers to any such inquiries. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)           No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)           Restrictions. Such Buyer understands that except as provided in this Agreement and the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, such as Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(h); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(i)            Legends. Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act.

(j)            Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy considerations.

(k)           No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(l)            Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers. Such Buyer represents that it was not organized solely for purposes of making an investment in the Company.

(m)          Certain Trading Activities. Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales (as defined in Regulation SHO promulgated under the Exchange Act) involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding an investment in the Company. Such Buyer covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Such Buyer has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company  pursuant to Section 4(e) such Buyer will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) and any information other than the terms of this transaction that the Company provided to Buyer on a confidential basis.

(n)           No Group. Other than Affiliates of such Buyer who are also Buyers under this Agreement, such Buyer is not under common control with or acting in concert with any other Buyer and is not part of a “group.”  No Buyer, together with its Affiliates, will, following the Closing of the transactions contemplated hereby, beneficially own more than 10% of the voting power of the Company’s then-outstanding capital stock.

(o)           Buyer Due Diligence. Such Buyer acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, including the exhibits and schedules hereto, such Buyer is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby. Such Buyer is an informed and sophisticated in the transactions contemplated by this Agreement and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement. Such Buyer is consummating the transactions contemplated by this Agreement without any representation or warranty, expressed or implied, by the Company except as expressly set forth in this Agreement and the exhibits and schedules hereto. Such Buyer acknowledges and agrees that the Company does not make and has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted. The Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. The Company has no Subsidiaries except as set forth on Schedule 3(a) or on the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(b)           Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion, issuance or exercise thereof, as the case may be, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy considerations.

(c)           Issuance of Securities. The Notes and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the sum of 100% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants to be issued at such Closing. Upon conversion, exercise or issuance in accordance with the Notes and the Warrants, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties of the Buyers contained in Section 2, the issuance by the Company of the Securities is exempt from the registration requirements of Section 5 of the 1933 Act.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except which are the subject of written waivers or consents which have been obtained or effected on or prior to the Closing Date or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents. Except as disclosed in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date (other then filings and reports relating to the offer and sale of the Securities required under Regulation D or applicable securities or “Blue Sky” laws as contemplated under Section 4(b) of this Agreement), and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.

(g)           No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(h)           No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(i)            Rights Agreement. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j)            SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof (whether or not required to be filed), and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and, to the Company’s knowledge, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)           Financial Statements. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l)            Absence of Certain Changes. Except as disclosed in Schedule 3(l) or in the SEC Documents, since September 30, 2006 (i) there has been no Material Adverse Effect, and (ii) the Company has not (A) declared or paid any dividends, (B) sold any assets, individually or in the aggregate, in excess of $250,000 outside of the ordinary course of business, or (C) had capital expenditures, individually or in the aggregate, in excess of $1,000,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3(p)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

(m)          Conduct of Business. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3(m), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”) other than violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except as disclosed on Schedule 3(m), since January 1, 2006, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(n)           Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Equity Capitalization. As of the date hereof, the number of shares and type of all authorized, issued, and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Plans (as defined below), is set forth in Schedule 3(o). All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents and other than pursuant to this Agreement and as contemplated by the Company’s employee and director benefit, incentive, or option plans disclosed in the Company’s SEC Documents (the “Plans”), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, and (ii) there are no agreements, understandings, claims, antidilution protection or other commitments or rights of any character whatsoever that could require the Company to issue additional shares of capital stock of the Company or adjust the purchase or exercise price of any such instrument. Except as disclosed in the SEC Documents, there are no agreements or arrangements (other than the Registration Rights Agreement) under which the Company is obligated to register the sale of any of its securities under the 1933 Act.

(p)           Indebtedness and Other Contracts. Except as disclosed in Schedule 3(p) or in the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect. For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(q)           Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

(r)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s)           Employee Relations. Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)            Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u)           Intellectual Property Rights. To the knowledge of the Company and except as set forth in the SEC Documents, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth in Schedule 3(u), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights which could have a Material Adverse Effect.

(v)           Environmental Laws. The Company and its Subsidiaries (i) are in material compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w)          Tax Status. The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction in which such filings are required, (ii) has paid all taxes and other governmental assessments and charges that are owed by it, including all taxes shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been established on the Company’s books, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(y)           Disclosure. The Company confirms that it has not provided any of the Buyers or their respective agents or counsel with any information that will constitute material, nonpublic information on the Closing Date, other than information and documentation regarding the transactions contemplated by this Agreement, which information shall be included on the 8-K Filing (as defined in Section 4(e) below). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(z)            Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(aa)         Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as set forth in the SEC Documents, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

4.             COVENANTS.

(a)           Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status. With a view to making available to the Investors (as that term is defined in the Registration Rights Agreement) the benefits of Rule 144 promulgated under the Securities Act or any similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company shall use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (3) furnish to each Investor, so long as such Investor owns Registrable Securities (the “Reporting Period”), promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

(d)           Fees. The Company shall be responsible for the payment of any placement agent’s fees, transfer taxes or stamp duties, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(e)           Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York, NY Time, on the first Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Note, and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). Neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations.

(f)            Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 100% of the number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants being issued at the Closing.

(g)           Sales by Buyers. Each Buyer will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Buyer will make any sale, transfer or other disposition of the Securities in violation of the federal or state securities laws.

(h)           Bank Account Balance; Payment of 6% Notes. At any time while there are still outstanding any of the Company’s 6% Senior Secured Notes Due July 29, 2007 (the “6% Notes”), the Company shall take all action necessary to have on deposit in the Company’s bank accounts an amount in cash equal to no less than the then-outstanding principal amount of the 6% Notes plus all accrued but unpaid interest thereon. On or before the July 29, 2007 maturity date of the 6% Notes, the Company will pay in full all principal and accrued but unpaid interest of any 6% Notes that are then outstanding, and the Company will not prior to such maturity date enter into any agreement to increase the principal amount of the 6% Notes, extend the maturity date of the 6% Notes, or materially increase the Company’s obligations under the 6% Notes.

(i)            Debt Repayment. Within five (5) days after the Closing, the Company will pay off all of its indebtedness other than the indebtedness set forth on Schedule 4(i) and other than trade debt, capital leases, and equipment financing incurred in the ordinary course of business.

(j)            Like Treatment of Investors. The terms of Securities issued to Buyers per the terms of this Agreement and the Transaction Documents shall be identical in all material respects. In addition, neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption, conversion of the Notes or exercise of the Warrants, or otherwise, to any Buyer or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment. of any terms or provisions of the

Transaction Documents, unless such consideration is required to be paid to all Buyers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Buyers or holders of Securities, as the case may be, on identical terms. For clarification purposes, this provision constitutes a separate right granted by the Company to each Buyer of Securities and negotiated separately by each Buyer, is intended for the Company to treat the Buyers as a class, and shall not in any way be construed as the Buyers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(k)           Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(e), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 5 of the Registration Rights Agreement. Notwithstanding anything herein to the contrary, the Company shall have no indemnification obligations to any Buyer hereunder to the extent that an Indemnified Liability is attributable to the gross negligence or willful misconduct of such Buyer.

(l)            Tax Matters. The Buyers and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyers shall notify the Company of their determination of the allocation of the issue price of such investment unit among the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes so long as the same allocation is made by all Buyers.

(m)          Additional Notes; Variable Securities; Dilutive Issuances. So long as any Buyer beneficially owns any Notes, the Company will not issue any Notes other than to the Buyers as contemplated hereby and will not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price, unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible; provided that anti-dilution provisions similar to those contained in the Notes or Warrants (including “full-ratchet” or “weighted-average” anti-dilutions rights), as well as provisions similar to those contained in the Notes for the payment of interest or principal in shares of Common Stock solely at the option of the Company, shall not be deemed for the purposes of this provision to be securities convertible or exercisable at prices that vary with the market price of the Common Stock.

5.             TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). No instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent, and that the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Sections 2(c), (h), and (i), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit Notes or shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend so long as the Buyer complies with the terms of Section 2(h) and Section 2(i). The Company acknowledges that a breach by it of its obligations under this Section 5 will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer. Nothing in this Section 5 will affect in any way the Buyer’s obligations and agreements set forth in Section 4 hereof to comply with all applicable prospectus delivery requirements, upon resale of the Securities.

6.             CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Notes and Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

7.             CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE. The obligation of each Buyer hereunder to purchase the Notes and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes and the Warrants being purchased by such Buyer at the Closing pursuant to this Agreement.

(b)           Such Buyer shall have received the opinion of Foley & Lardner LLP, the Company’s counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

(c)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(d)           The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within 10 days of the Closing Date.

(e)           The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors (the “Resolutions”), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(f)            The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

8.             TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

9.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Notes representing more than one-half of the aggregate principal amount of the Notes, or, if prior to the Closing Date, the Company and the Buyers listed on the Schedule of Buyers as being obligated to purchase at least a majority of the aggregate principal amount of the Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Liquidmetal Technologies, Inc.
25800 Commercentre Drive, Suite 100
Lake Forest, California  92630
Facsimile: (949) 206-8008
Attention:  Larry Buffington, President and CEO
Email:  Larry.Buffington@Liquidmetal.com

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida  33602
Facsimile:              (813) 221-4210

Attention:              Curt Creely, Esq.

Email:                     ccreely@foley.com

If to a Buyer, to its address, electronic mail address, and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, including by merger or consolidation, except pursuant to a Change of Control (as defined in the Notes).

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(l)            Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, each Buyer and the Company have caused have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Larry E. Buffington
Name: Larry E. Buffington
Title: CEO/President

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

/s/ Diamond Opportunity Fund, LLC

/s/ Fort Mason Master, LP

/s/ Fort Mason Partners, LP

/s/ Solomon Strategic Holdings, Inc.

/s/ The Tail Wind Fund Ltd.

/s/ Abdi Mahamedi

/s/ Whitebox Intermarket Partners LP

/s/ BridgePointe Master Fund Ltd.

/s/ Rockmore Investment Master Fund Ltd.

/s/ Castlerigg Master Investments Ltd.

/s/ Iroquois Master Fund

/s/ Wynnefield Partners Small Cap Value, LP

/s/ Wynnefield Partners Small Cap Value, LP I

/s/ Wynnefield Small Cap Value Offshore Fund, Ltd.

/s/ Rodd Friedman

/s/ Eric Brachfeld

/s/ Myron Neugeboren

/s/ Ricardo Salas

/s/ Winvest Venture Partners Inc.

/s/ Ed Neugeboren

/s/ Gryphon Master Fund, L.P.

[Signature Page to Securities Purchase Agreement]

/s/ GSSF Master Fund, LP

/s/ Leon Frenkel

/s/ Triage Capital Management L.P.

/s/ Triage Capital Management B, L.P.

/s/ Stratford Partners, LP

/s/ Kenneth Lisiak

/s/ Vestal Venture Capital

/s/ James Kang

/s/ Kurtis Jang

/s/ Charles Kim

/s/ Chuck Myong

/s/ Hamilton Investment Partners, LLC

/s/ Rockport Funding, LLC

/s/ Jay Deahna

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address, Email and Facsimile Number	Aggregate Principal Amount of Notes	Number of Warrants	Legal Representative’s Address and Facsimile Number

Schedule 3 (a)

•      Liquidmetal Golf (a California corporation)

•      Liquidmetal Korea Co., Ltd. (a South Korean organized entity)

•      Amorphous Technologies International (Asia) PTE Ltd.  (an entity organized under Singapore law — Inactive, dissolution in progress.)

•      Weihai Liquidmetal Company Ltd.  (an entity organized under Chinese law)

Schedule 3 (e)

None

Schedule 3 (l)

None other than that disclosed in SEC Documents

Schedule 3 (m)

None

Schedule 3 (o)

Shares outstanding:	44,261,768

Options Outstanding
1996 Long-Term Incentive Plan	3,257,265
2002 Director Plan - 2004	330,000
2002 Equity Plan	72,260
2002 Equity Plan - 2003	620,873
2002 Equity Plan - 2004	2,021,317
Options Not Under a Plan	2,221,508
Total	8,523,223

Schedule 3 (p)

None other than that disclosed in SEC Documents

Schedule 3 (s)

None

Schedule 3 (t)

None

Schedule 3 (u)

None

SCHEDULE 4(i)

Debt not required to be paid off after Closing

Creditor	Outstanding Principal
Kookmin Bank	$1,746,000
Hana Financial	$1,344,000
6% Senior Convertible Notes Due July 2007	$2,113,000

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Warrant
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Company Counsel Opinion

Exhibit A

Filed separately, therefore omitted.

Exhibit B

Filed separately, therefore omitted.

Exhibit C

Filed separately, therefore omitted.

Exhibit D

TRANSFER AGENT INSTRUCTIONS

LIQUIDMETAL TECHNOLOGIES, INC.

January 3, 2007

American Stock Transfer & Trust Company

Attn:  Mr. Joe Wolf

59 Maiden Lane

New York, NY 10038

Re:          Private Placement of Convertible Subordinated Notes

Ladies and Gentlemen:

This letter refers to that certain Securities Purchase Agreement, dated as of January 3, 2007 (the “Securities Purchase Agreement”), by and among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyers”) pursuant to which the Company is issuing to the Buyers Convertible Subordinated Notes (the “Notes”), which are convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”).

The Company hereby authorizes and instructs you (provided that you are the transfer agent of the Company at such time):

(i)            to establish as of the date of this letter a reserve of [                  ] shares of Common Stock for issuance to holders of Notes upon conversion of their Notes (the “Conversion Share Reserve”). The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof; and

(ii)           to issue shares of Common Stock upon conversion of the Notes (the “Conversion Shares”) to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s outside legal counsel that either (i) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) that sales of the Conversion Shares may be made in conformity with Rule 144 under the Securities Act and (b) if applicable, a copy of such registration statement, then within two (2) business days of your receipt of the Conversion Notice, you shall issue the certificates representing the Conversion Shares, as applicable, and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares are not registered for resale under the Securities Act or able to be sold under Rule 144, then, the certificates for such Conversion Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

A form of written confirmation from the Company’s legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the Securities Act is attached hereto as Exhibit II.

These instructions may not be rescinded or revoked other than by means of a communication signed by the Company.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact Curt Creely of Foley & Lardner LLP, our outside legal counsel, at (813) 225-4122.

Very truly yours,

THE COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Young Ham
Chief Financial Officer

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this        day of January, 2007

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Enclosures

2

EXHIBIT I

LIQUIDMETAL TECHNOLOGIES, INC.
CONVERSION NOTICE

Reference is made to the Convertible Subordinated Note (the “Note”) issued to the undersigned by Liquidmetal Technologies, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

The undersigned hereby certifies to the Company that the undersigned’s conversion of the amount set forth above in accordance with Section 3(a) of the Note will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note; provided that if the undersigned has previously waived the 4.99% beneficial ownership limitation upon no less than sixty one (61) days prior written notice, the undersigned certifies to the Company that the undersigned’s conversion of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

4

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated January 3, 2007 from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

5

EXHIBIT II

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company

Attn:  Mr. Joe Wolf

59 Maiden Lane

New York, NY 10038

Re:          Liquidmetal Technologies, Inc.

Ladies and Gentlemen:

We are counsel to Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the negotiation and execution of that certain Securities Purchase Agreement, dated as of January 3, 2007, by and among the investors named on the Schedule of Buyers attached thereto (the “Buyers”) and the Company (the “Purchase Agreement”). Upon the terms and subject to the conditions of the Purchase Agreement, the Company has issued to the Buyers its convertible subordinated notes (the “Notes”) convertible into shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”). Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Buyers, dated as of January 3, 2007 (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of its Common Stock issuable upon conversion of the Notes under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                      , 2007, the Company filed the Registration Statement on Form S-1 (File No. 333-                  ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Buyers as a selling stockholder thereunder.

In connection with the Registration Statement, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act pursuant to the Registration Statement.

Very truly yours,

[COMPANY’S COUNSEL]

By:

CC:          [LIST NAMES OF BUYERS]

6

Exhibit E

ATTORNEYS AT LAW

100 NORTH TAMPA STREET, SUITE 2700
TAMPA, FL 33602-5810
P.O. BOX 3391
January 3, 2007	TAMPA, FL 33601-3391
813.229.2300 TEL
813.221.4210 FAX
www.foley.com

CLIENT/MATTER NUMBER
078489-0103

To the Addressees Set Forth on

Attached Schedule A

Re:          Liquidmetal Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), among the Company and the persons and entities set forth in Schedule A hereto (the “Purchasers”). This letter is being delivered to you pursuant to Section 7(b) of the Purchase Agreement. Capitalized terms not otherwise defined in this letter shall have the respective meanings ascribed to them in the Purchase Agreement.

In rendering this opinion, we have examined (i) the Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement (collectively, the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation of the Company certified by the Secretary of the State of Delaware on December 28, 2006 (the “Certificate”), (iii) a certificate of good standing with respect to the Company issued by the Delaware Secretary of State dated December 28, 2006, (iv) a copy of the Bylaws of the Company certified by the Secretary of the Company on or about the date of this letter (the “Bylaws”), and (v) a copy of the resolutions of the Board of Directors of the Company adopted on December 28, 2006, as certified by the Secretary of the Company on the date of this letter. We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth below. We also have relied upon the factual representations made by the Company in the Transaction Documents. We have made no attempt to independently verify the factual statements and representations contained in certificates or in the Transaction Documents.

As to the incorporation and good standing of the Company under the laws of the State of Delaware, we have relied solely on certificates from the Delaware Secretary of State dated December 28, 2006, which we assume remain accurate as of the date of this letter.

Our opinion in paragraph 4 concerning the validity, binding effect, and enforceability of the Transaction Documents means that (i) the Transaction Documents constitute effective contracts under applicable law, and (ii) subject to the remainder of this paragraph, a remedy will be

BOSTON	LOS ANGELES	SACRAMENTO	TALLAHASSEE
BRUSSELS	MADISON	SAN DIEGO	TAMPA
CHICAGO	MILWAUKEE	SAN DIEGO/DEL MAR	TOKYO
DETROIT	NEW YORK	SAN FRANCISCO	WASHINGTON, D.C.
JACKSONVILLE	ORLANDO	SILICON VALLEY

available to the applicable party if the Company is in material default under the Transaction Documents to obtain the practical realization of benefits contemplated by the Purchase Agreement. This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Transaction Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (y) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (z) the unavailability of, or limitation on the availability of, specific performance or injunctive relief or a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability, or good faith.

The opinions set forth in this letter are limited solely to the laws of the State of Florida, the Delaware General Corporation Law and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction. We note that the Transaction Documents provide that they are governed by the laws of the State of New York, and we have assumed, with your permission, that laws of the State of New York are the same as the laws of the State of Florida in all relevant respects. This letter has been prepared and is to be construed in accordance with the Reports on Standards for Opinions of Florida Legal Counsel for Business and Real Estate Transactions (September 1998) (the “Report”), and the Report is incorporated by reference in this letter.

In rendering the opinions set forth below, we have made the following assumptions, in addition to the other assumptions set forth in this letter: (i) the genuineness of all signatures other than those on behalf of the Company; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to originals of all documents and instruments submitted to us as photostatic copies, and the authenticity and completeness of the originals of such latter documents;  (iv) the legal capacity of each natural person; (v) the legal existence of all parties to the Transaction Documents other than the Company; (vi) the power and authority of each person other than the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person; (vii) the authorization, execution, and delivery by each person other than the Company of each document executed and delivered or to be executed and delivered by such person; (viii) the legality, validity, binding effect, and enforceability as to each person other than the Company of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person; (ix) the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents; (x) that there have been no undisclosed modifications of any documents reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents; (xi) the truthfulness of each statement as to all factual matters contained in any document reviewed by us in connection with this opinion; (xii) the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;  (xiii) that with respect to the Transaction Documents, there has been no mutual mistake of fact and there exists no fraud or duress; and (xiv) the constitutionality and validity of all relevant laws, regulations and agency actions.

2

For purposes of this opinion, “to our knowledge” or “known to us” means the actual current conscious awareness of those attorneys in our firm who have given substantive attention to the transactions contemplated by the Transaction Documents, without independent investigation to determine the existence or absence of any facts or circumstances.

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.             The Company is a corporation incorporated and in good standing under the laws of the State of Delaware.

2.             The Company has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents, to issue, sell and deliver the Notes, the Warrants, the Conversion Shares, and the Warrant Shares pursuant to the Transaction Documents and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

3.             All corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Notes and the Warrants pursuant to the Purchase Agreement, the issuance and delivery the Conversion Shares and Warrant Shares, and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken.

4.             The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (a) that such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.

5.             The authorized capital stock of the Company as of the date hereof is 100,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share. The Conversion Shares and Warrant Shares to be issued to the Purchasers have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable and no subject to any preemptive rights. The issuance of the Notes and the Warrants has been duly authorized, and when issued and paid for in accordance with the terms of the Transaction Documents, such securities will be validly issued. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly reserved, and when issued in accordance with the terms of the Notes and Warrants, as applicable, will be validly issued, fully paid and nonassessable and not subject to any preemptive rights.

3

6.             Assuming (i) the accuracy of the information provided by the purchasers in the Transaction Documents including the relevant information with respect to the status of each purchaser (each, a “Purchaser” and collectively, the “Purchasers”) as an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (ii) that the Placement Agent has complied in all respects with the requirements of Section 4(2) of the Securities Act (including, without limitation, the provisions of Regulation D promulgated thereunder), (iii) the absence of any form of general solicitation or general advertising with respect to the offer or sale of the Securities, (iv) the registration or qualification of the Placement Agent as a broker-dealer in each jurisdiction in which the Placement Agent has placed or attempted to place the Securities, (v) the observance of all limitations on resale of the Securities, and (vi) the timely filing of a Form D with respect to the offer or sale of the Securities, the issuance and sale of the Securities by the Company to the Purchasers is exempt from registration under the Securities Act by virtue of Regulation D promulgated thereunder.

7.             The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Notes, Conversion Shares, Warrants, and Warrant Shares pursuant to the Purchase Agreement do not (a) conflict with or result in a violation of any provision of the Certificate or Bylaws, (b) conflict with or result in a violation of any provision of law, rule, or regulation known to us to be applicable to the Company,  or (c) to our knowledge, conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject.

8.             To our knowledge, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Notes, Conversion Shares, Warrants, or Warrant Shares or the consummation of the transactions contemplated thereby.

This opinion letter is provided to you for your exclusive use solely in connection with the Transaction Documents and the transactions contemplated thereby and may not be relied upon by any person other than you or for any other purpose without our prior written consent. This opinion letter may not be used, quoted, referred to, copied, published, or relied upon by, or furnished to, any other person without our prior written consent. This opinion letter speaks only as of the date hereof and to its addressee and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

DRAFT

Foley & Lardner LLP

4

SCHEDULE A

[to be inserted]

[to be inserted]